Exhibit 10.1

AGREEMENT TO TERMINATE INVESTMENT COMMITMENT AGREEMENT

THỎA THUẬN CHẤM DỨT HỢP ÐỒNG CAM KẾT ÐẦU TƯ

This AGREEMENT (“Agreement”) to Terminate the Investment Commitment Agreement dated February 21, 2023 by Philux Global Vietnam Investment and Development Company Limited, a Vietnamese limited liability company, Business Registration number 0315045910, Registered address 23rd Floor, A&B Tower Building, 76A Le Lai, Ben Thanh Ward, District I, Ho Chi Minh City, Vietnam (the “Investor”), represented by Mr. Henry Dack Fahman, its Director, and Saigon Silicon City Joint Stock Company, a Vietnamese joint stock company, Registration number 0313278772, Lot I6 & I7, Road D1, Saigon High Technology Park, Long Thanh My Ward, District 9, Ho Chi Minh City, Vietnam (the “Company”), represented by Mr. Nguyen Hoang Kiet, its Director, is entered into and made effective this 5th day of June 2023 (the Effective Date).

THỎA THUẬN (“Thỏa thuận”) Chấm dứt Hợp đồng Cam kết Ðầu tư đề ngày 21 tháng 2 năm 2023 này bởi Công ty TNHH Ðầu tư và Phát triển Philux Global Việt Nam, một công ty trách nhiệm hữu hạn Việt Nam, Ðăng ký Kinh doanh số 0315045910, địa chỉ đăng ký Tầng 23, Tòa nhà A&B, 76A Lê Lai, Phường Bến Thành, Quận I, Thành phố Hồ Chí Minh, Việt Nam (“Nhà đầu tư”), do Ông Henry Dack Fahman, Giám đốc làm đại diện, và Công ty Cổ phần Thành phố Silicon Sài Gòn, một công ty cổ phần của Việt Nam công ty, Số đăng ký 0313278772, Lô I6 & I7, Ðường D1, Khu Công nghệ cao Sài Gòn, Phường Long Thạnh Mỹ, Quận 9, Thành phố Hồ Chí Minh, Việt Nam (“Công ty”), do Ông Nguyễn Hoàng Kiệt, Giám Ðốc, làm đại diện, được ký kết và trở nên có hiệu lực vào ngày 5 tháng 6 năm 2023 (Ngày Hiệu lực).

WITNESSETH:

CHỨNG KIẾN:

WHEREAS, on February 21, 2023 the Investor and the Company agreed as follows:

XÉT RẰNG, vào ngày 21 tháng 2 năm 2023, Nhà đầu tư và Công ty đồng ý như sau:

1. Investment Commitment. The Investor is committed to providing or causing to be provided a total of five hundred million U.S. dolars (USD 500,000,000) for investment in Saigon Silicon City for the first phase of construction and subsequent additional capital as needed to complete the Company’s entire development and investment program.

Cam kết đầu tư. Nhà Ðầu tư cam kết cung cấp hoặc khiến cung cấp tổng cộng năm trăm triệu đô la Mỹ (500.000.000 USD) để đầu tư vào Saigon Silicon City cho giai đoạn xây dựng đầu tiên và vốn bổ sung cần thiết tiếp theo để hoàn thành toàn bộ chương trình đầu tư và phát triển của Công ty.

AGREEMENT TO TERMINATE INVESTMENT COMMITMENT AGREEMENT THỎA THUẬN CHẤM DỨT HỢP ÐỒNG CAM KẾT ÐẦU TƯ CTY TNHH ÐẦU TƯ VÀ PHÁT TRIỂN PHILUX GLOBAL VIETNAM - CTY CP SAIGON SILICON CITY	1

2. Time frame. Within thirty days of the signing of the Investment Commitment Agreement dated February 21, 2023, the Investor would provide or cause to be provided fifty million U.S. dollars (USD 50,000,0000) for the Company to resume the implementation of its building plan. Additonal tranches of fifty million U.S. dollars (USD 50,000,000) would be released to the Company at regular intervals as needed to ensure uninterrupted contruction progress.

Khung thời gian. Trong vòng ba mươi ngày kể từ ngày ký Hợp đồng Cam kết Ðầu tư đề ngày 21 tháng 2 năm 2023, Nhà Ðầu tư sẽ cung cấp hoặc khiến cung cấp năm mươi triệu đô la Mỹ (50.000.0000 USD) để Công ty tiếp tục thực hiện kế hoạch xây dựng của mình. Các đợt giải ngân năm mươi triệu đô la Mỹ (50.000.000 USD) tiếp theo sẽ được cung cấp cho Công ty theo định kỳ cần thiết để đảm bảo tiến độ xây dựng không bị gián đoạn.

3. Investment types. Both Parties would determine and stipulate the terms and conditions for the Investment Commitment in writing prior to the release of funds to the Company.

Hình thức đầu tư. Cả hai Bên sẽ xác định và quy định các điều khoản và điều kiện cho Cam kết đầu tư bằng văn bản trước khi giải ngân cho Công ty.

4. Refundable earnest money. Upon the signing of the afore-mentioned Investment Commitment Agreement, the Company would make a deposit of Five Hundred Thousand U.S. Dollars (USD 500,000) with the Investor as earnest money for legal, administrative and processing fees in connection with the Investment Commitment mentioned in Article 1. This amount would be fully refundable to the Company if the Investor failed to fulfill its commitment as stipulated in Articles 1 and 2 above.

Khoản đặt cọc có thể hoàn trả. Ngay sau khi ký kết Hợp đồng Cam kết đầu tư nói trên, Công ty sẽ phải chuyển một khoản Năm Trăm Ngàn Ðô-la Mỹ (500.000 USD) cho Nhà đầu tư, được xem như khoản đặt cọc cho các chi phí pháp lý, hành chính và xử lý liên quan đến Cam kết Ðầu tư được đề cập trong Ðiều 1. Số tiền này sẽ được hoàn trả đầy đủ cho Công ty nếu Nhà đầu tư không hoàn thành cam kết của mình như đã quy định trong Ðiều 1 và 2 ở trên.

WHEREAS, on March 21, 2023 both parties signed the First Amendment to the Investment Commitment Agreement to the extend the date of release of funds by the Investor to the Company to be within thirty days of the signing of the first amendment.

XÉT RẰNG, vào ngày 21 tháng 3 năm 2023, cả hai bên đã ký Phụ lục Thứ nhất của Hợp đồng Cam kết Ðầu tư để gia hạn ngày giải ngân bởi Nhà đầu tư cho Công ty trong vòng ba mươi ngày kể từ ngày ký phụ lục thứ nhất.

AGREEMENT TO TERMINATE INVESTMENT COMMITMENT AGREEMENT THỎA THUẬN CHẤM DỨT HỢP ÐỒNG CAM KẾT ÐẦU TƯ CTY TNHH ÐẦU TƯ VÀ PHÁT TRIỂN PHILUX GLOBAL VIETNAM - CTY CP SAIGON SILICON CITY	2

WHEREAS, on April 21, 2023 both parties signed the Second Amendment to the Investment Commitment Agreement to the extend the date of release of funds by the Investor to the Company to be within forty-five days of the signing of the second amendment.

XÉT RẰNG, vào ngày 21 tháng 4 năm 2023, cả hai bên đã ký Phụ lục Thứ hai của Hợp đồng Cam kết Ðầu tư để gia hạn ngày giải ngân bởi Nhà đầu tư cho Công ty trong vòng bốn mươi lăm ngày kể từ ngày ký phụ lục thứ hai.

WHEREAS, as of June 05, 2023, the Investor has received a total of One Hundred Fifty Thousand U.S. dollars (USD 150,000) from the Company towards the refundable earnest money, but this amount is not sufficient to meet the administrative and legal requirements for the release of funds to the Company pursuant to Article 4 mentioned above.

XÉT RẰNG, cho đến ngày 05 tháng 6 năm 2023, Nhà đầu tư đã nhận được tổng cọng Một Trăm Năm Mươi Ngàn đô-la Mỹ (150.000 USD) từ Công ty cho khoản đặt cọc có thể hoàn trả nhưng số tiền này không đủ cho yêu cầu hành chánh và pháp lý để giải ngân cho Công ty theo Ðiều 4 nói trên.

NOW THEREFORE, the Parties hereto agree as follows:

VÌ VẬY BÂY GIỜ, Các Bên theo đây đồng ý như sau:

I. Agreement to Terminate Investment Commitment Agreement dated February 21, 2023 by and between Philux Global Vietnam Investment and Development Limited Liability Company and Saigon Silicon City Joint Stock Company.

Philux Global Vietnam Investment and Development Limited Liability Company and Saigon Silicon City Joint Stock Company hereby agree to terminate said Investment Commitment Agreement dated February 21, 2023 in its entirety. Notwithstanding certain provisions contained therein, said Investment Commitment Agreement is terminated and its terms and conditions are null and void effective June 05, 2023.

Thỏa thuận Chấm dứt Hợp đồng Cam Kết Ðầu Tư đề ngày 21 tháng 12 năm 2023 bởi và giữa Công ty TNHH Ðầu tư và Phát triển Philux Global Việt Nam và Công ty Cổ phần Thành phố Silicon Sài Gòn.

Công ty TNHH Ðầu tư và Phát triển Philux Global Việt Nam và Công ty Cổ phần Thành phố Silicon Sài Gòn theo đây đồng ý chấm dứt toàn bộ Hợp đồng Cam kết Ðầu tư đề ngày 21 tháng 02, 2023 nói trên. Bất kể một số điều khoản có trong đó, Hợp đồng Cam kết Ðầu tư nói trên được chấm dứt và các điều khoản và điều kiện của nó là vô hiệu lực kể từ ngày 05 tháng 6 năm 2023.

AGREEMENT TO TERMINATE INVESTMENT COMMITMENT AGREEMENT THỎA THUẬN CHẤM DỨT HỢP ÐỒNG CAM KẾT ÐẦU TƯ CTY TNHH ÐẦU TƯ VÀ PHÁT TRIỂN PHILUX GLOBAL VIETNAM - CTY CP SAIGON SILICON CITY	3

II. Return of refundable earnest money.

Within thirty days from the signing of this Termination Agreement, the Investor shall return to the Company One Hundred Fifty Thousand U.S. dollars (USD 150,000) that it has received from the Company to date toward the refundable earnest money for administrative, legal and processing fees in connection with the Investment Commitment Agreement mentioned above.

Trả lại tiền đặt cọc có thể hoàn trả.

Trong vòng ba mươi ngày kể từ khi ký Thoả thuận Chấm dứt này, Nhà đầu tư hoàn trả lại cho Công ty Một Trăm Năm Mươi Ngàn đô-la Mỹ (150.000 USD) đã nhận được từ Công ty cho đến ngày hôm nay về khoản đặt cọc cho các chi phí pháp lý, hành chính và xử lý liên quan đến Cam kết Ðầu tư được đề cập trong ở trên.

III. Alternative Potential Cooperation between Philux Global Group Inc. and Saigon Silicon City Joint Stock Company: Following the Termination of said Investment Commitment Agreement, Philux Global Group Inc., the parent of Philux Global Vietnam Investment and Development Limited Liability Company, and Saigon Silicon City Joint Stock Company will study an alternative potential cooperation that may inure to the benefits of both companies.

Hợp tác tiềm năng thay thế giữa Philux Global Group Inc và Công ty Cổ phần Thành phố Silicon Sài Gòn. Sau khi Chấm dứt Hợp đồng Cam kết Ðầu tư nói trên, Philux Global Group Inc. là công ty mẹ của Công ty TNHH Ðầu tư và Phát triển Philux Global Việt Nam, và Công ty Cổ phần Thành phố Silicon Sài Gòn sẽ nghiên cứu một sự hợp tác tiềm năng thay thế có thể mang lại lợi ích cho cả hai công ty.

IV. Indemnification: Each of the Parties hereto agrees to indemnify and hold harmless the other Party and their respective officers, directors, employees, equity owners, agents, independent contractors, heirs, administrators, executors, successors, assigns, representatives, affiliates and/or otherwise related persons and entities, and their respective officers, directors, employees, equity owners, agents, independent contractors, heirs, administrators, executors, successors, assigns, and representatives, respectively from and against any and all claims, demands, damages, including but not limited to their reasonable attorneys’ fees and costs, arising from or relating to any breach of this Termination Agreement and/or its terms and conditions by a breaching Party.

Bồi hoàn: Mỗi Bên qua đây đồng ý bồi hoàn và giữ cho Bên kia cũng như các giám đốc, quản lý, nhân viên, người sở hữu cổ phần, đại lý, nhà thầu độc lập, người thừa kế, quản đốc, người thi hành, người kế vị, người chỉ định, người đại diện của mình, công ty phụ thuộc và/hoặc các thể nhân và pháp nhân có liên quan khác, và các giám đốc, quản lý, nhân viên, người sở hữu cổ phần, đại lý, nhà thầu độc lập, người thừa kế, quản đốc, người thi hành, người kế vị, người chỉ định, người đại diện của họ, không bị tổn hại từ bất kỳ và tất cả yêu sách, đòi hỏi, thiệt hại, bao gồm nhưng không giới hạn, ở chi phí và phí tổn luật sư hợp lý, phát sinh từ hay có liên quan đến bất kỳ sự vi phạm nào đối với Thỏa thuận Chấm dứt này và/hoặc các điều khoản và điều kiện của nó bởi Bên vi phạm.

V. Amendments: This Termination Agreement may not be modified or amended except by written document signed by all the Parties.

Ðiều chỉnh: Thỏa thuận Chấm dứt này không thể bị điều chỉnh hay chỉnh sửa trừ phi được sự đồng ý bằng văn bản được ký bởi tất cả các Bên.

VI. Parties: This Termination Agreement is for the benefit of, and binds, all the Parties, their successors and permitted assigns.

Các Bên: Thỏa thuận Chấm dứt này là vì lợi ích của, và ràng buộc, tất cả các Bên, những người kế nhiệm và người được ủy quyền của họ.

AGREEMENT TO TERMINATE INVESTMENT COMMITMENT AGREEMENT THỎA THUẬN CHẤM DỨT HỢP ÐỒNG CAM KẾT ÐẦU TƯ CTY TNHH ÐẦU TƯ VÀ PHÁT TRIỂN PHILUX GLOBAL VIETNAM - CTY CP SAIGON SILICON CITY	4

IN WITNESS WHEREOF, the Parties hereto have agreed and executed this Agreement to Terminate the Investment Commitment dated February 21, 2023 as of the day and year first above written.

TRƯỚC SỰ CHỨNG KIẾN, các Bên theo đây đã đồng ý và ký Thỏa thuận Chấm dứt Hợp đồng Cam kết Ðầu tư này vào ngày tháng năm được nêu ra trong phần đầu.

Dated: June 05, 2023	Dated: June 05, 2023
Ngày: 05 tháng 6 năm 2023	Ngày:05 tháng 6 năm 2023
PHILUX GLOBAL VIETNAM IDC	SAIGON SILICON CITY JSC
CT TNHH ÐẦU TƯ VÀ PHÁT TRIỂN	CT CP THÀNH PHỐ SILICON SÀI GÒN
PHILUX GLOBAL VIETNAM

	/signed and sealed/		/signed and sealed/
By/Do:	Henry D. Fahman	By/Do:	Nguyen Hoang Kiet
	Henry D Fahman		Nguyễn Hoàng Kiệt
	Director		Director
	Giám Ðốc		Giám Ðốc

AGREEMENT TO TERMINATE INVESTMENT COMMITMENT AGREEMENT THỎA THUẬN CHẤM DỨT HỢP ÐỒNG CAM KẾT ÐẦU TƯ CTY TNHH ÐẦU TƯ VÀ PHÁT TRIỂN PHILUX GLOBAL VIETNAM - CTY CP SAIGON SILICON CITY	5